Exhibit 3.3

State of Delaware Secretary of State Division of Corporations Delivered 07:59 PM 06/29/2011 FILED 07:53 PM 06/29/2011 SRV 110778914 - 3345681 FILE

TENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF BLOOM ENERGY CORPORATION

Bloom Energy Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A. The name of the corporation is Bloom Energy Corporation. The corporation was originally incorporated under the name of Ion America Corporation. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on January 18, 2001.

B. This Tenth Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the Board of Directors (the “Board”) and the stockholders of the corporation.

C. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, and with the approval of the corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 thereof, this Tenth Amended and Restated Certificate of Incorporation restates, integrates and amends the provisions of the Certificate of Incorporation of this corporation as currently in effect.

D. The text of the Certificate of Incorporation as currently in effect is hereby amended and restated in its entirety to read as follows:

ARTICLE I

The name of the corporation is Bloom Energy Corporation (the “Company”).

ARTICLE II

The address of the Company’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The Company is authorized to issue two classes of stock, designated “Common Stock” and “Preferred Stock,” respectively. The total number of shares that the Company is authorized to issue is 207,594,000 shares, $0.0001 par value. The number of shares of Common Stock (“Common”)

that the Company is authorized to issue is 116,272,000 shares, and the number of shares of Preferred Stock (“Preferred”) that the Company is authorized to issue is 91,322,000 shares. Of the authorized shares of Preferred, 14,100,000 shares shall be designated “Series A Preferred,” 12,150,000 shares shall be designated “Series B Preferred,” 9,000,000 shall be designated “Series C Preferred,” 10,700,000 shares shall be designated “Series D Preferred,” 16,500,000 shares shall be designated “Series E Preferred,” 21,108,000 shares shall be designated “Series F Preferred” and 7,764,000 shares shall be designated “Series G Preferred.”

The relative rights, powers, preferences, privileges, and restrictions granted to or imposed on the respective classes of the shares of capital stock or the holders thereof are as follows; provided, however, that (i) except as prohibited by law and except as restricted by Section 5 hereof, the holders of an aggregate of at least 51% of the then-outstanding shares of Preferred may waive any of the following rights, powers, preferences, or privileges applicable to all shares of Preferred in any given instance without prejudice to such rights, powers, preferences, or privileges in any other instance (provided that any such waiver shall not be exercised to adversely affect the rights, powers, preferences, or privileges of one or more series of Preferred and in a manner not so affecting the entire class of Preferred) and (ii) any such waiver shall be binding on all future holders of Preferred.

Notwithstanding the foregoing, in the event of a reduction in Liquidation Preference (directly or indirectly, by merger, reclassification or otherwise) that is effected in connection with and not earlier than 60 days prior to the Company’s entering into an agreement for any combination transaction as set forth in Section 2(b) of this Article IV in which the gross proceeds (inclusive of amounts subject to escrow or other contingency arrangements to support the accuracy of representations of the Company or its stockholders, whether or not such amounts are ultimately received by the stockholders of the Company) payable (i) with respect to the Series D Preferred is less than the Liquidation Preference for the Series D Preferred, such reduction of Liquidation Preference shall also require written consent of the holders of a majority of the then-outstanding shares of the Series D Preferred, voting together as a separate class, (ii) with respect to the Series E Preferred is less than the Liquidation Preference for the Series E Preferred, such reduction of Liquidation Preference shall also require written consent of the holders of a majority of the then- outstanding shares of the Series E Preferred, voting together as a separate class, (iii) with respect to the Series F Preferred is less than the Liquidation Preference for the Series F Preferred, such reduction of Liquidation Preference shall also require written consent of the holders of a majority of the then-outstanding shares of the Series F Preferred, voting together as a separate class or (iv) with respect to the Series G Preferred is less than the Liquidation Preference for the Series G Preferred, such reduction of Liquidation Preference shall also require written consent of the holders of a majority of the then-outstanding shares of the Series G Preferred, voting together as a separate class.

1. Dividends. The holders of Preferred shall be entitled to receive annual dividends payable out of funds legally available therefor, prior and in preference to any declaration or payment of any dividend on the Common Stock, at the respective rates of $0.03335 per share of Series A Preferred, $0.10 per share of Series B Preferred, $0.50175 per share of Series C Preferred, $1.075 per share of Series D Preferred, $1.179 per share of Series E Preferred, $1.852 per share of Series F Preferred and $2.576 per share of Series G Preferred (in each case, as adjusted for any stock splits, stock dividends or distributions, recapitalizations, and similar events with respect to such series of Preferred). Such dividends shall be payable only when, as, and if declared by the Board and shall not be cumulative. No dividends or distributions shall be made with respect to the Common Stock, other than dividends payable solely in Common Stock, unless at the same time an equivalent dividend with respect to the Preferred (based on the number of shares of Common Stock into which the Preferred is then convertible) has been paid or set apart for payment.

2. Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the Company (a “Liquidation”), either voluntary or involuntary, distributions to the stockholders of the Company shall be made in the following manner:

(a) (i) The holders of the Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company or consideration received in such Liquidation to the holders of the Common Stock by reason of their ownership of such stock, the amounts of $0.3335, $1.0165, $5.0175, $10.75, $11.79, $18.52 and $25.76 for each share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred or Series G Preferred, respectively, then held by them (in each case as adjusted for any stock splits, stock dividends or distributions, recapitalizations, and similar events with respect to such series of Preferred) and, in addition, an amount equal to all declared but unpaid dividends, if any, on such Preferred, as the case may require (the “Liquidation Preference”). If the assets, funds or consideration thus distributed among the holders of the Preferred shall be insufficient to permit the payment to such holders of the full Liquidation Preference, then the entire assets and funds of the Company legally available for distribution shall be distributed pro-rata among the holders of the Preferred in proportion to the full amount each such holder would otherwise be entitled to receive pursuant to this Section 2(a)(i).

(ii) After giving effect to the provisions of Section 2(a)(i), all of the assets of the Company and consideration received in the Liquidation shall be distributed to the holders of Common Stock pro rata based on the number of shares of Common Stock held by each such holder.

(b) For purposes of this Section 2, any of the following shall be treated as a Liquidation: (i) any consolidation or merger of the Company with or into any other corporation or other entity or person (but excluding any merger effected solely for the purpose of reincorporating into another state), or any other corporate reorganization (any of such transactions or series of such transactions, a “combination transaction”), in which the stockholders of the Company immediately prior to such combination transaction, own less than 50% of the voting power of the surviving or successor entity or its parent immediately after such combination transaction; (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred; or (iii) any sale, lease, or other disposition of all or substantially all of the assets of the Company. Notwithstanding the foregoing, no transaction or series of related transactions principally for bona fide equity financing purposes in which cash is received by the Company or indebtedness of the Company is cancelled or converted, or a combination thereof, nor the transfer by any shareholder of shares of the Company’s capital stock to any third party in a transaction or series of related transactions to which the Company is not a party, shall be deemed a Liquidation for purposes of this Section 2.

(c) Any securities to be delivered pursuant to Section 2(b) above shall be valued as follows:

(i) securities not subject to investment letter or other similar restrictions on free marketability:

(A) if traded on a nationally recognized securities exchange or on the Nasdaq National Market, the value shall be deemed to be the average of the closing sale prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing of the relevant transaction;

(B) if actively traded over-the-counter or through an automated dealer quotation system (other than the Nasdaq National Market), the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three (3) days prior to the closing; and

(C) if there is no active public market, the value shall be the fair market value thereof, as determined by the Board in good faith.

(ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in subparagraphs 2(c)(i)(A), (B), or (C) to reflect the approximate fair market value thereof, as determined by the Board in good faith.

(d) Consent to Certain Distributions. So long as the Company is subject to the provisions of Section 2115(b) of the California Corporations Code, and as authorized by Section 402.5(c) of the California Corporations Code, Sections 502, 503 and 506 of the California Corporations Code shall not apply with respect to payments made by the Company in connection with (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right, (iii) repurchase of capital stock of the Company in connection with the settlement of disputes with any stockholder, (iv) any other repurchase or redemption of capital stock of the Company approved by the holders of Preferred Stock of the Company pursuant to Section 5; provided, however, that the foregoing shall not apply unless the Company is subject to the provisions of Section 2115(b) of the California Corporations Code; provided, further, that the provisions of this Section 2(d) shall in no manner limit the provisions of Section 5 hereof.

3. Redemption. The Company shall not have the right to call or redeem at any time all or any shares of Preferred.

4. Conversion. The holders of the Preferred shall have conversion rights as follows:

(a) Right to Convert. Subject to Section 4(b) below, each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the Series A Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.3335 by the Series A Conversion Price, determined as hereinafter provided, in effect at the time of conversion (the “Series A Conversion Rate”). The “Series A Conversion Price” shall initially be $0.3335 per share of Common Stock. The Series A Conversion Price and the Series A Conversion Rate shall be subject to further adjustment as hereinafter provided.

Subject to Section 4(b) below, each share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the Series B Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.0165 by the Series B Conversion Price, determined as hereinafter provided, in effect at the time of conversion (the “Series B Conversion Rate”). The “Series B Conversion Price” shall initially be $1.0165 per share of Common Stock. The Series B Conversion Price and the Series B Conversion Rate shall be subject to further adjustment as hereinafter provided.

Subject to Section 4(b) below, each share of Series C Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the Series C Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $5.0175 by the Series C Conversion Price, determined as hereinafter provided, in effect at the time of conversion (the “Series C Conversion Rate”). The “Series C Conversion Price” shall initially be $5.0175 per share of Common Stock. The Series C Conversion Price and the Series C Conversion Rate shall be subject to further adjustment as hereinafter provided.

Subject to Section 4(b) below, each share of Series D Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the Series D Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $10.75 by the Series D Conversion Price, determined as hereinafter provided, in effect at the time of conversion (the “Series D Conversion Rate”). The “Series D Conversion Price” shall initially be $10.75 per share of Common Stock. The Series D Conversion Price and the Series D Conversion Rate shall be subject to further adjustment as hereinafter provided.

Subject to Section 4(b) below, each share of Series E Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the Series E Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $11.79 by the Series E Conversion Price, determined as hereinafter provided, in effect at the time of conversion (the “Series E Conversion Rate”). The “Series E Conversion Price” shall initially be $11.79 per share of Common Stock. The Series E Conversion Price and the Series E Conversion Rate shall be subject to further adjustment as hereinafter provided.

Subject to Section 4(b) below, each share of Series F Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the Series F Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $18.52 by the Series F Conversion Price, determined as hereinafter provided, in effect at the time of conversion (the “Series F Conversion Rate”). The “Series F Conversion Price” shall initially be $18.52 per share of Common Stock. The Series F Conversion Price and the Series F Conversion Rate shall be subject to further adjustment as hereinafter provided.

Subject to Section 4(b) below, each share of Series G Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the Series G Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $25.76 by the Series G Conversion Price, determined as hereinafter provided, in effect at the time of conversion (the “Series G Conversion Rate”). The “Series G Conversion Price” shall initially be $25.76 per share of Common Stock. The Series G Conversion Price and the Series G Conversion Rate shall be subject to further adjustment as hereinafter provided.

(b) Automatic Conversion.

(i) Each share of Preferred shall automatically be converted into shares of Common Stock at its then effective respective Conversion Rate upon the date of the closing (the “Public Offering Closing Date”) of a firm commitment underwritten public offering (the “Public Offering”) pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale to the public of Common Stock for the account of the Company with aggregate gross proceeds to the Company of at least $75,000,000.

(ii) In addition, each share of Preferred (other than any shares of Series E Preferred) shall automatically be converted into shares of Common Stock at its then-effective respective Conversion Rate upon the written consent of the holders of a majority of the then-outstanding Preferred (but excluding outstanding shares of Series E Preferred in the calculation of such majority), voting together as a single class on an as-converted basis; provided, however, in the event of an automatic conversion that is effected pursuant to Section 4(b)(ii) in connection with and not earlier than 60 days prior to the Company’s entering into an agreement for any combination transaction as set forth in Section 2(b) of this Article IV, (A) in which the gross proceeds (inclusive of amounts subject to escrow or other contingency arrangements to support the accuracy of representations of the Company or its stockholders, whether or not such amounts are ultimately received by the stockholders of the Company) payable with respect to the Series D Preferred is less than the Liquidation Preference for the Series D Preferred, such automatic conversion shall also require the written consent of the holders of a majority of the then-outstanding shares of the Series D Preferred, voting together as a separate class, on an as-converted basis, (B) in which the gross proceeds (inclusive of amounts subject to escrow or other contingency arrangements to support the accuracy of representations of the Company or its stockholders, whether or not such amounts are ultimately received by the stockholders of the Company) payable with respect to the Series F Preferred is less than the Liquidation Preference for the Series F Preferred, such automatic conversion shall also require the written consent of the holders of a majority of the then-outstanding shares of the Series F Preferred, voting together as a separate class, on an as-converted basis and (C) in which the gross proceeds (inclusive of amounts subject to escrow or other contingency arrangements to support the accuracy of representations of the Company or its stockholders, whether or not such amounts are ultimately received by the stockholders of the Company) payable with respect to the Series G Preferred is less than the Liquidation Preference for the Series G Preferred, such automatic conversion shall also require the written consent of the holders of a majority of the then-outstanding shares of the Series G Preferred, voting together as a separate class, on an as-converted basis.

(iii) In addition, each share of Series E Preferred shall automatically be converted into shares of Common Stock at its then-effective Conversion Rate upon the written consent of the holders of a majority of the then-outstanding Series E Preferred voting together as a separate class on an as-converted basis.

(c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock (as determined by the Board) on the date of conversion. Before any holder of Preferred shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 4(b), the outstanding shares of Preferred shall be converted automatically without any further action by the holder of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, and provided further that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred are either delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the loss and replacement of such certificates. The Company shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Preferred, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock plus any declared and unpaid dividends. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of the Preferred to be converted, or in the case of automatic conversion, on the Public Offering Closing Date or the effective date of such written consent, as the case may be, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(d) Adjustments To Conversion Price or Conversion Ratio.

(i) Original Issue Date. For purposes of this Section 4(d), “Original Issue Date” shall mean the date on which the first share of Series G Preferred was first issued.

(ii) Adjustments for Subdivisions or Combinations of or Stock Dividends on Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split or otherwise), into a greater number of shares of Common Stock without a corresponding subdivision of Preferred Stock, or the Company at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock without a corresponding dividend on the Preferred Stock, the applicable Conversion Rate then in effect for each outstanding series of Preferred shall, concurrently with the effectiveness of such subdivision or stock dividend, be proportionately increased (by virtue of an appropriate decrease in the applicable Conversion Price) based on the ratio of (A) the number of shares of Common Stock outstanding immediately after such subdivision or stock dividend to (B) the number of shares of Common Stock outstanding immediately prior to such subdivision or stock dividend. If the Company fixes a record date to determine which holders of Common Stock are entitled to receive such dividend or subdivision, the Conversion Rate (and the Conversion Price) shall be fixed as of the close of business on such record date and the number of shares of Common Stock shall be calculated immediately prior to the close of business on such date. If such record date is fixed and such dividend is not fully paid or if such subdivision is not fully made on the date fixed therefor, the Conversion Rate (and Conversion Price) shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Rate (and Conversion Price) shall be adjusted pursuant to this Section 4(d)(ii) to reflect the actual payment of such dividend or completion of such subdivision. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock without a corresponding combination of Preferred Stock, the applicable Conversion Rate then in effect for each outstanding series of Preferred shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased (by virtue of an appropriate increase in the applicable Conversion Price) on the same basis.

(iii) Adjustments for Other Distributions. In the event the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, any distribution payable in (A) securities of the Company or other entities (other than shares of Common Stock and other than as otherwise adjusted in this Section 4 or as otherwise provided in Section 1), (B) evidences of indebtedness issued by the Company or other persons, or (C) assets (excluding cash dividends) or options to purchase or rights to subscribe for Common Stock, or securities by their terms convertible into or exchangeable for Common Stock, then and in each such event provision shall be made so that the holders of each series of Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such distribution which they would have received had their Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other applicable adjustments called for during such period under this Section 4 with respect to the rights of the holders of each series of Preferred.

(iv) Adjustments for Recapitalization, Reclassification, Exchange and Substitution. If at any time or from time to time the Common Stock issuable upon conversion of the Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by recapitalization, capital reorganization, reclassification or otherwise (other than a subdivision, combination of shares or merger or sale of assets transaction provided for above or in Section 2(b)), the Conversion Rate of any series of Preferred then in effect shall, concurrently with the effectiveness of such recapitalization, reorganization or reclassification, be proportionately adjusted (by virtue of a proportionate adjustment of the applicable Conversion Price) such that such series of Preferred shall be convertible into, in lieu of the number of shares of Common Stock which the holders thereof would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of such series of Preferred immediately before that change. In addition, to the extent applicable in any reorganization or recapitalization, provision shall be made so that the holders of any series of Preferred shall thereafter be entitled to receive upon conversion of such series of Preferred the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such reorganization or recapitalization.

(e) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred against impairment. Notwithstanding the foregoing, nothing in this Section 4(e) shall prohibit the Company from amending its Certificate of Incorporation with the requisite consent of its stockholders and the board of directors.

(f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price or Conversion Rate of any series of Preferred pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Price(s) and the Conversion Rate(s) at the time in effect with respect to the shares of Preferred held by such holder, and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of the Preferred held by such holder.

(g) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Preferred, in addition to such other remedies as shall be available to the holder of such Preferred, the Company will take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(h) Notices of Record Date. In the event that the Company shall propose at any time:

(i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

(iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall send to the holders of the Preferred:

(A) in the case of the matters referred to in (i) and (ii) above, at least 10 days’ prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto and the amount and character of such dividend, distribution or right); and

(B) in the case of the matters referred to in (iii) and (iv) above, at least 10 days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event or the record date for the determination of such holders if such record date is earlier, and notice shall be provided prior to such record date).

Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Preferred at the address for each such holder as shown on the books of the Company.

5. Covenants.

(a) In addition to any other rights provided by law, so long as any shares of the Preferred shall be outstanding, the Company shall not (directly or indirectly, by merger, reclassification or otherwise), without first obtaining the affirmative vote or written consent of the holders of not less than 51% of the then-outstanding shares of Preferred (such Preferred voting or acting by written consent as a single class on an as-converted basis):

(i) amend or repeal any provision of, or add any provision to, the Company’s Certificate of Incorporation if such action would (i) alter or change the preferences, rights, privileges, or powers of, or the restrictions provided for the benefit of, any series of Preferred; or (ii) increase or decrease the authorized number of shares of any series of Preferred or Common Stock.

(ii) create or issue any security having any preferences, rights, powers, or restrictions provided for its benefit that are senior to, or on parity with, the preferences, rights, or powers of, or restrictions provided for the benefit of, any class or series of the Preferred;

(iii) amend or repeal any provision of, or add any provision to, the Company’s Bylaws;

(iv) pay or declare any dividend on any shares of Common Stock or apply any of its assets to the redemption, retirement, purchase or acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of capital stock or other securities, except for repurchases of Common Stock from employees, directors, or consultants of the Company upon termination of employment or association pursuant to the terms of agreements providing for the repurchase of such shares at cost entered into with such employees, directors, or consultants, provided that such agreements have been approved by the Board;

(v) enter into any transaction involving the offer of the right to acquire securities of the Company to all, but not less than all, of the security holders of the Company or grant preemptive rights to any party to acquire the Company’s securities;

(vi) enter into any transaction involving the transfer of Company assets to its stockholders based on their status as stockholders;

(vii) liquidate or dissolve;

(viii) enter into any transaction or series of related transactions (i) deemed to be a Liquidation, as defined in Section 2(b), or (ii) that otherwise results in a change in voting control of the Company; or

(ix) increase or decrease the number of authorized directors of the Company.

(b) In addition to any other rights provided by law, so long as any shares of the Series D Preferred shall be outstanding, the Company shall not (directly or indirectly, by merger, reclassification or otherwise) amend or repeal the proviso set forth in Section 4(b)(ii) in a manner that adversely affects the Series D Preferred without the prior written consent of the holders of a majority of the then-outstanding shares of the Series D Preferred, voting together as a separate class, in addition to the written consent of the then-outstanding Preferred otherwise required pursuant to Section 5(a)(i).

(c) In addition to any other rights provided by law, so long as any shares of the Series E Preferred shall be outstanding, the Company shall not (directly or indirectly, by merger,

reclassification or otherwise) amend or repeal Section 4(b)(iii) without the prior written consent of the holders of a majority of the then-outstanding shares of the Series E Preferred, voting together as a separate class, in addition to the written consent of the then-outstanding Preferred otherwise required pursuant to Section 5(a)(i).

(d) In addition to any other rights provided by law, so long as any shares of the Series F Preferred shall be outstanding, the Company shall not (directly or indirectly, by merger, reclassification or otherwise) amend or repeal the proviso set forth in Section 4(b)(ii) in a manner that adversely affects the Series F Preferred without the prior written consent of the holders of a majority of the then-outstanding shares of the Series F Preferred, voting together as a separate class, in addition to the written consent of the then-outstanding Preferred otherwise required pursuant to Section 5(a)(i).

(e) In addition to any other rights provided by law, so long as any shares of the Series G Preferred shall be outstanding, the Company shall not (directly or indirectly, by merger, reclassification or otherwise) amend or repeal the proviso set forth in Section 4(b)(ii) in a manner that adversely affects the Series G Preferred without the prior written consent of the holders of a majority of the then-outstanding shares of the Series G Preferred, voting together as a separate class, in addition to the written consent of the then-outstanding Preferred otherwise required pursuant to Section 5(a)(i).

(f) In addition to any other rights provided by law, so long as any shares of Preferred shall be outstanding, the Company shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the shares of the adversely affected series of Preferred (the “Series Protective Vote”):

(i) effect any amendment to the Company’s Certificate of Incorporation that would change the rights, preferences and privileges of the shares of one or more series of Preferred so as to adversely affect them but that would not so affect the entire class; provided, that any change to the dividend preference, Liquidation Preference, Conversion Price or Conversion Rate that adversely affects each series of Preferred on a pro rata basis in proportion to their respective per share dividend preference, Liquidation Preference, Conversion Price or Conversion Rate shall be deemed to “so affect the entire class” and shall only require a vote or written consent of the holders of a majority of the shares of all Preferred, voting as one class, and any such change that is not pro rata as to all series of Preferred shall be deemed to not “so affect the entire class” and shall require the affirmative vote or written consent of the holders of a majority of the shares of each such adversely affected series separately (by way of non-exclusive example only, a reduction of 10% of the per share Liquidation Preference for each series of Preferred shall be deemed to “so affect the entire class” and shall only require a vote of the holders of a majority of the shares of all Preferred, voting together as a single class; and a $0.25 reduction of the Liquidation Preference of each series of Preferred, because it is not a pro rata reduction, shall be deemed to not “so affect the entire class” and shall require the affirmative vote or written consent of the holders of a majority of the shares of each such series separately);

(ii) effect any amendment to the Company’s Certificate of Incorporation that would effect any change to the rights, preferences and privileges of any other class or series of the Company’s capital stock that is adverse to the unchanged series of Preferred (by way of nonexclusive example only, a pro rata increase in the Liquidation Preference of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred without a corresponding pro rata increase in the Liquidation Preference of the Series G Preferred shall be deemed “adverse” with respect to the Series G Preferred); or

(iii) redeem, repurchase or otherwise acquire one or more shares of any series of Preferred in a manner that is not pro rata with all of the Preferred (based on the respective Liquidation Preferences for each outstanding series).

Notwithstanding anything to the contrary in this Section 5(f) and to the fullest extent permitted by law, MLC Investments Limited as trustee for the MLC Vintage Year Trust 2009 (“MLC”) and any affiliate of MLC shall, for so long as it or they remain holders of shares of Series F Preferred, not have any consent right or voting right with respect to a Series Protective Vote contemplated by subsection (i) or (ii) above, unless the proposed amendment contemplated by subsection (i) or (ii) would significantly and adversely affect the rights, preferences and privileges of the Series F Preferred. The foregoing sentence shall apply to any and all assignees and transferees of shares held by MLC and any and all assignees and transferees of shares held by any affiliate of MLC and their subsequent assignees and transferees.

6. Voting Rights.

(a) General. Holders of the Preferred shall have full voting rights and shall be entitled to vote, together with the holders of Common Stock, with respect to any questions upon which holders of Common Stock have the right to vote. Except as otherwise required by law or by Section 5 hereof, the holder of each share of Common Stock issued and outstanding shall have one vote, and the holder of each share of Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Company having general voting power and not separately as a class. Fractional votes by the holders of the Preferred shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Preferred held by each holder could be converted) be rounded to the nearest whole number. Holders of Common Stock and Preferred shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Company.

(b) Board of Directors.

(i) Series A Representative. For so long as at least 4,500,000 shares (subject to adjustment for stock splits, stock dividends or distributions, recapitalizations, and similar events with respect to the Series A Preferred) of Series A Preferred remain outstanding, the holders of the Series A Preferred shall be entitled, voting as a separate class, to elect a single director at each meeting for the election of directors or by written consent without a meeting for this purpose.

(ii) Series B Representative. For so long as at least 4,500,000 shares (subject to adjustment for stock splits, stock dividends or distributions, recapitalizations, and similar events with respect to the Series B Preferred) of Series B Preferred remain outstanding, the holders of the Series B Preferred shall be entitled, voting as a separate class, to elect a single director at each meeting for the election of directors or by written consent without a meeting for this purpose.

(iii) Series E Representative. For so long as at least 3,180,662 shares (subject to adjustment for stock splits, stock dividends or distributions, recapitalizations, and similar events with respect to the Series E Preferred) of Series E Preferred remain outstanding, the holders of the Series E Preferred shall be entitled, voting as a separate class, to elect a single director at each meeting for the election of directors or by written consent without a meeting for this purpose.

(iv) Series G Representative. For so long as at least 2,900,000 shares (subject to adjustment for stock splits, stock dividends or distributions, recapitalizations, and similar events with respect to the Series G Preferred) of Series G Preferred remain outstanding, the holders of the Series G Preferred shall be entitled, voting as a separate class, to elect a single director at each meeting for the election of directors or by written consent without a meeting for this purpose.

(v) Mutual Directors. The holders of the Common Stock and the Preferred voting together as a single class shall be entitled to elect two directors at each meeting for the election of directors or by written consent without a meeting for this purpose; provided, however, that each director elected pursuant to this section must receive the affirmative vote of at least (A) a majority of the holders of the Common Stock and (B) a majority of the holders of the Preferred.

(vi) Remaining Directors. The remaining director(s), if any, shall be elected by the holders of the Preferred and the Common Stock, voting together as a single class at each meeting for the election of directors or by written consent without a meeting for this purpose.

(vii) Quorum; Required Vote.

(A) Quorum. At any meeting held for the purpose of electing directors, the presence in person or by proxy (A) of the holders of a majority of the shares of the Series A Preferred then outstanding shall constitute a quorum for the election of the director to be elected solely by the holders of the Series A Preferred; (B) of the holders of a majority of the shares of the Series B Preferred then outstanding shall constitute a quorum for the election of the director to be elected solely by the holders of the Series B Preferred; (C) of the holders of a majority of the shares of the Series E Preferred then outstanding shall constitute a quorum for the election of the director to be elected solely by the holders of the Series E Preferred; (D) of the holders of a majority of the shares of the Series G Preferred then outstanding shall constitute a quorum for the election of the director to be elected solely by the holders of the Series G Preferred; and (E) of the holders of a majority of the voting power of all the then-outstanding shares of Preferred and of the holders of a majority of the then-outstanding shares of Common Stock shall constitute a quorum for the election of the directors to be elected jointly by the holders of the Preferred Stock and the Common Stock.

(B) Required Vote. With respect to the election of any director or directors by the holders of the outstanding shares of a specified series, class or classes of stock given the right to elect such director or directors pursuant to Section 6(b)(i), (ii), (iii), (iv), (v) or (vi) above (the “Specified Stock”), that candidate or those candidates (as applicable) shall be elected who either: (i) in the case of any such vote conducted at a meeting of the holders of such Specified Stock, receive the highest number of affirmative votes (on an as-converted basis) of the outstanding shares of such Specified Stock, up to the number of directors to be elected by such Specified Stock; or (ii) in the case of any such vote taken by written consent without a meeting, are elected by the written consent of the holders of a majority of outstanding shares of such Specified Stock.

(C) Vacancy. If there shall be any vacancy in the office of a director elected or to be elected by the holders of any Specified Stock, then a director to hold office for the unexpired term of such directorship shall be elected by the required vote of the holders of the shares of such Specified Stock specified in Section 6(b)(vii)(B) above that are entitled to elect such director.

(D) Removal. Subject to Section 141 (k) of the Delaware General Corporation Law, any director who shall have been elected to the Board by the holders of any Specified Stock, or by any director or directors elected by holders of any Specified Stock as provided in Section 6(b)(vii)(C), may be removed during his or her term of office, without cause, by, and only by, the affirmative vote of shares representing a majority of the voting power, on an as-converted basis, of all the outstanding shares of such Specified Stock entitled to vote, given either at a meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders without a meeting, and any vacancy created by such removal may be filled only in the manner provided in Section 6(b)(vii)(C).

(E) Procedures. Any meeting of the holders of any Specified Stock, and any action taken by the holders of any Specified Stock by written consent without a meeting, in order to elect or remove a director under this Section 6(b), shall be held in accordance with the procedures and provisions of the Corporation’s Bylaws, the Delaware General Corporation Law and applicable law regarding stockholder meetings and stockholder actions by written consent, as such are then in effect (including but not limited to procedures and provisions for determining the record date for shares entitled to vote).

7. No Reissuance of Preferred Stock. No share or shares of Preferred Stock acquired by the Company by reason of redemption, repurchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares that the Corporation shall be authorized to issue.

ARTICLE V

The Company is to have perpetual existence.

ARTICLE VI

Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Company shall so provide.

ARTICLE VII

Subject to Section 5 of Article IV, the number of directors that constitute the whole Board of the Company shall be designated in the Bylaws of the Company.

ARTICLE VIII

Subject to Section 5 of Article IV, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter, amend or repeal the Bylaws of the Company.

ARTICLE IX

1. To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or as may hereafter be amended, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

2. The Company may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Company or any predecessor of the Company, or serves or served at any other enterprise as a director, officer or employee at the request of the Company or any predecessor to the Company.

3. Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of the Company’s Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Company may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Company.

ARTICLE XI

Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Company.

ARTICLE XII

Stockholders shall be entitled to cumulative voting rights in the election of directors as set forth in this Article XII and the Bylaws of the Company, but only if and to the extent cumulative voting rights are required under Section 2115(b) of the California Corporations Code. Subject to such limitation, at all elections of directors of the Company, each holder of stock or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such stockholder would be entitled to cast for the election of directors with respect to such stockholder’s shares of stock multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as such stockholder may see fit. At such time as cumulative voting rights are not required under Section 2115 of the California Corporations Code, this Article XII shall no longer be effective and may be deleted herefrom upon any restatement of this Certificate of Incorporation.

ARTICLE XIII

Except as specifically provided herein, the Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Tenth Amended and Restated Certificate of Incorporation to be signed by an authorized officer of the Company, effective as of June 29, 2011.

BLOOM ENERGY CORPORATION

By:	/s/ K.R. Sridhar
K.R. Sridhar, President

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “BLOOM ENERGY CORPORATION”, FILED IN THIS OFFICE ON THE SEVENTH DAY OF MAY, A.D. 2012, AT 1:44 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3345681 8100 120520774	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 9554071 DATE: 05-07-12

You may verify this certificate online

at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 01:49 PM 05/07/2012 FILED 01:44 PM 05/07/2012 SRV 120520774 - 3345681 FILE

CERTIFICATE OF AMENDMENT TO THE

TENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

BLOOM ENERGY CORPORATION

Bloom Energy Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Bloom Energy Corporation. The corporation was originally incorporated under the name of Ion America Corporation. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on January 18, 2001.

2. This Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the applicable provisions of Section 242 and Section 228 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the corporation.

3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment amends the provisions of the corporation’s Tenth Amended and Restated Certificate of Incorporation as set forth herein.

4. The first paragraph of Article IV of the corporation’s Tenth Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

The Company is authorized to issue two classes of stock, designated “Common Stock” and “Preferred Stock,” respectively. The total number of shares that the Company is authorized to issue is 209,662,175 shares, $0.0001 par value. The number of shares of Common Stock (“Common”) that the Company is authorized to issue is 116,272,000 shares, and the number of shares of Preferred Stock (“Preferred”) that the Company is authorized to issue is 93,390,175 shares. Of the authorized shares of Preferred, 14,061,152 shares shall be designated “Series A Preferred,” 11,803,284 shares shall be designated “Series B Preferred,” 8,968,604 shall be designated “Series C Preferred,” 9,665,746 shares shall be designated “Series D Preferred,” 15,811,034 shares shall be designated “Series E Preferred,” 21,040,297 shares shall be designated “Series F Preferred” and 12,040,058 shares shall be designated “Series G Preferred.”

IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment to be signed by K.R. Sridhar, its President, effective as of May 7, 2012.

BLOOM ENERGY CORPORATION

By:	/s/ K.R. Sridhar
	Name:	K.R. Sridhar
	Title:	President

1

State of Delaware Secretary of State Division of Corporations Delivered 03:27 PM 03/07/2013 FILED 03:24 PM 03/07/2013 SRV 130288220 - 3345681 FILE

CERTIFICATE OF AMENDMENT

OF TENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF BLOOM ENERGY CORPORATION

Bloom Energy Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Bloom Energy Corporation. The corporation was originally incorporated under the name of Ion America Corporation. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on January 18, 2001.

2. This Certificate of Amendment of Tenth Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the applicable provisions of Section 242 and Section 228 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the corporation.

3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment amends the provisions of the corporation’s Tenth Amended and Restated Certificate of Incorporation as set forth herein.

4. The first paragraph of Article IV of the corporation’s Tenth Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

“The Company is authorized to issue two classes of stock, designated “Common Stock” and “Preferred Stock,” respectively. The total number of shares that the Company is authorized to issue is 223,308,157 shares, $0.0001 par value. The number of shares of Common Stock (“Common”) that the Company is authorized to issue is 123,095,000 shares, and the number of shares of Preferred Stock (“Preferred”) that the Company is authorized to issue is 100,213,157 shares. Of the authorized shares of Preferred, 14,061,152 shares shall be designated “Series A Preferred,” 11,803,284 shares shall be designated “Series B Preferred,” 8,968,604 shall be designated “Series C Preferred,” 9,665,746 shares shall be designated “Series D Preferred,” 15,811,034 shares shall be designated “Series E Preferred,” and 22,040,297 shares shall be designated “Series F Preferred,” and 17,863,040 shares shall be designated “Series G Preferred.”

*   *   *   *   *   *

IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment to be signed by K.R. Sridhar, its President, effective as of March 7, 2013.

BLOOM ENERGY CORPORATION

By:	/s/ K.R. Sridhar
K.R. Sridhar, President

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “BLOOM ENERGY CORPORATION”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF MAY, A.D. 2013, AT 8 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3345681 8100 130609396	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 0443508 DATE: 05-20-13

You may verify this certificate online

at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 07:59 AM 05/20/2013 FILED 08:00 AM 05/20/2013 SRV 130609396 - 3345681 FILE

CERTIFICATE OF AMENDMENT

OF TENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF BLOOM ENERGY CORPORATION

Bloom Energy Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Bloom Energy Corporation. The corporation was originally incorporated under the name of Ion America Corporation. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on January 18, 2001.

2. This Certificate of Amendment of Tenth Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the applicable provisions of Section 242 and Section 228 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the corporation.

3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment amends the provisions of the corporation’s Tenth Amended and Restated Certificate of Incorporation as set forth herein.

4. The first paragraph of Article IV of the corporation’s Tenth Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

“The Company is authorized to issue two classes of stock, designated “Common Stock” and “Preferred Stock,” respectively. The total number of shares that the Company is authorized to issue is 238,401,325 shares, $0.0001 par value. The number of shares of Common Stock (“Common”) that the Company is authorized to issue is 133,141,584 shares, and the number of shares of Preferred Stock (“Preferred”) that the Company is authorized to issue is 105,259,741 shares. Of the authorized shares of Preferred, 14,061,152 shares shall be designated “Series A Preferred,” 11,803,284 shares shall be designated “Series B Preferred,” 8,968,604 shall be designated “Series C Preferred,” 9,665,746 shares shall be designated “Series D Preferred,” 15,811,034 shares shall be designated “Series E Preferred,” and 22,040,297 shares shall be designated “Series F Preferred,” and 22,909,624 shares shall be designated “Series G Preferred.”

*   *   *   *   *   *

IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment to be signed by K.R. Sridhar, its President, effective as of May 20, 2013.

BLOOM ENERGY CORPORATION

By:	/s/ K.R. Sridhar
K.R. Sridhar, President

State of Delaware Secretary of State Division of Corporations Delivered 03:45 PM 12/18/2013 FILED 03:29 PM 12/18/2013 SRV 131445590 - 3345681 FILE

CERTIFICATE OF AMENDMENT

OF TENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF BLOOM ENERGY CORPORATION

Bloom Energy Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Bloom Energy Corporation. The corporation was originally incorporated under the name of Ion America Corporation. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on January 18, 2001.

2. This Certificate of Amendment of Tenth Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the applicable provisions of Section 242 and Section 228 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the corporation.

3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment amends the provisions of the corporation’s Tenth Amended and Restated Certificate of Incorporation as set forth herein.

4. The first paragraph of Article IV of the corporation’s Tenth Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

“The Company is authorized to issue two classes of stock, designated “Common Stock” and “Preferred Stock,” respectively. The total number of shares that the Company is authorized to issue is 250,047,289 shares, $0.0001 par value. The number of shares of Common Stock (“Common”) that the Company is authorized to issue is 138,964,566 shares, and the number of shares of Preferred Stock (“Preferred”) that the Company is authorized to issue is 111,082,723 shares. Of the authorized shares of Preferred, 14,061,152 shares shall be designated “Series A Preferred,” 11,803,284 shares shall be designated “Series B Preferred,” 8,968,604 shall be designated “Series C Preferred,” 9,665,746 shares shall be designated “Series D Preferred,” 15,811,034 shares shall be designated “Series E Preferred,” and 22,040,297 shares shall be designated “Series F Preferred,” and 28,732,606 shares shall be designated “Series G Preferred.”

*   *   *   *   *   *

IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment to be signed by K.R. Sridhar, its President, effective as of December 18, 2013.

BLOOM ENERGY CORPORATION

By:	/s/ K.R. Sridhar
K.R. Sridhar, President

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “BLOOM ENERGY CORPORATION”, FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF NOVEMBER, A.D. 2014, AT 2:26 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3345681 8100 141462124	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 1904040 DATE: 11-26-14

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 02:26 PM 11/26/2014 FILED 02:26 PM 11/26/2014 SRV 141462124 - 3345681 FILE

CERTIFICATE OF AMENDMENT

OF TENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF BLOOM ENERGY CORPORATION

Bloom Energy Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Bloom Energy Corporation. The corporation was originally incorporated under the name of Ion America Corporation. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on January 18, 2001.

2. This Certificate of Amendment of Tenth Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the applicable provisions of Section 242 and Section 228 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the corporation.

3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment amends the provisions of the corporation’s Tenth Amended and Restated Certificate of Incorporation as set forth herein.

4. The first paragraph of Article IV of the corporation’s Tenth Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

“The Company is authorized to issue two classes of stock, designated “Common Stock” and “Preferred Stock,” respectively. The total number of shares that the Company is authorized to issue is 281,692,417 shares, $0.0001 par value. The number of shares of Common Stock (“Common”) that the Company is authorized to issue is 161,000,000 shares, and the number of shares of Preferred Stock (“Preferred”) that the Company is authorized to issue is 120,692,417 shares. Of the authorized shares of Preferred, 14,061,152 shares shall be designated “Series A Preferred,” 11,803,284 shares shall be designated “Series B Preferred,” 8,968,604 shall be designated “Series C Preferred,” 9,665,746 shares shall be designated “Series D Preferred,” 14,229,597 shares shall be designated “Series E Preferred,” and 21,895,873 shares shall be designated “Series F Preferred,” and 40,068,161 shares shall be designated “Series G Preferred.”

* - * - * - * - * - *

IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment to be signed by K.R. Sridhar, its President, effective as of November 26, 2014.

BLOOM ENERGY CORPORATION

By:	/s/ K.R. Sridhar

K.R. Sridhar, President

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “BLOOM ENERGY CORPORATION”, FILED IN THIS OFFICE ON THE SEVENTH DAY OF DECEMBER, A.D. 2015, AT 6:02 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

3345681 8100	Authentication: 10564375
SR# 20151233633	Date: 12-07-15
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 06:02 PM 12/07/2015 FILED 06:02 PM 12/07/2015 SR 20151233633 - File Number 3345681

CERTIFICATE OF AMENDMENT

OF TENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF BLOOM ENERGY CORPORATION

Bloom Energy Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Bloom Energy Corporation. The corporation was originally incorporated under the name of Ion America Corporation. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on January 18, 2001.

2. This Certificate of Amendment of Tenth Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the applicable provisions of Section 242 and Section 228 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the corporation.

3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment amends the provisions of the corporation’s Tenth Amended and Restated Certificate of Incorporation as set forth herein.

4. The first paragraph of Article IV of the corporation’s Tenth Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

“The Company is authorized to issue two classes of stock, designated “Common Stock” and “Preferred Stock,” respectively. The total number of shares that the Company is authorized to issue is 290,692,417 shares, $0.0001 par value. The number of shares of Common Stock (“Common”) that the Company is authorized to issue is 170,000,000 shares, and the number of shares of Preferred Stock (“Preferred”) that the Company is authorized to issue is 120,692,417 shares. Of the authorized shares of Preferred, 14,061,152 shares shall be designated “Series A Preferred,” 11,803,284 shares shall be designated “Series B Preferred,” 8,968,604 shall be designated “Series C Preferred,” 9,665,746 shares shall be designated “Series D Preferred,” 14,229,597 shares shall be designated “Series E Preferred,” and 21,895,873 shares shall be designated “Series F Preferred,” and 40,068,161 shares shall be designated “Series G Preferred,”

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IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment to be signed by K.R. Sridhar, its President, effective as of December 7, 2015.

BLOOM ENERGY CORPORATION

By:	/s/ K.R. Sridhar
K.R. Sridhar, President